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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this registration statement on Form S-1 of our report dated March 18, 1999, except for the third paragraph of Note 11 for which the date is March 31, 1999 and except for the first paragraph of Note 9 and the fourth and fifth paragraphs of Note 11 for which the date is April 1, 1999, on our audits of the financial statements of Network Access Solutions Corporation. We also consent to the references to our firm under the captions "Experts," "Summary Financial And Other Data," and "Selected Financial And Other Data."

/s/ PricewaterhouseCoopers, LLP
--------------------------------

McLean, Virginia
April 23, 1999